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                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED BY-LAWS

                                       OF

                          VITAS HEALTHCARE CORPORATION

            1.    Offices.

                  1.1 Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the registered agent in charge thereof shall be the Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

                  1.2 Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors may from time to time determine or the business of the corporation may require.

            2.    Meetings of Stockholders.

                  2.1 Place of Meetings. All meetings of the stockholders for the election of directors shall be held in the City of Miami, State of Florida, at such place as may be fixed from time to time by the board of directors, or at such other place, within or without the State of Delaware, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  2.2 Annual Meetings. Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed
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waiver of notice thereof, at which stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

                  2.3 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the board of directors, by the chairman of the board or by the president, and shall be called by the president or secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting.

                  2.4 Notice of Meetings. Written notice of the annual meeting, stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Written notice of a special meeting of stockholders, stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

                  2.5 Business at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  2.6 List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose


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germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

                  2.7 Quorum at Meetings. Except as otherwise provided by statute or by the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to another time and place, without notice other than announcement at the meeting of such other time and place. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                  2.8 Voting and Proxies. Unless otherwise provided in the certificate of incorporation, and subject to the provisions of Section 6.4 of these by-laws, each stockholder shall be entitled to one vote on each matter, in person or by


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proxy, for each share of the corporation's capital stock having voting power which is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.

                  2.9 Required Vote. When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the vote (which need not be by ballot) of a majority of the votes cast with respect to the matter, unless the proposed action is one upon which, by express provision of statutes or of the certificate of incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, candidates for election as members of the board of directors who receive the highest number of votes, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the board of directors.

                  2.10 Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules specified by the chairperson presiding at the meeting unless otherwise prescribed by law. The board of directors shall designate, when present, the chairman of the board, the president, or another officer to preside at such meetings.

                  2.11 Action Without a Meeting. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be


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taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (b) delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required in clause (b) of this paragraph, written consents signed by a sufficient number of stockholders to take action are delivered to the corporation in the manner required in clause (b) of this paragraph. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who shall not have consented in writing.

            3.    Directors.

                  3.1 Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders. The board of directors shall annually elect a chairman of the board from among its members and shall


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designate, when present, either the chairman of the board or the president to preside at its meetings. If neither the chairman of the board nor the president is present, the board of directors may designate another director to preside at such meeting. The chairman of the board and the president may be the same person. The board of directors may also annually elect one or more vice chairpersons from among its members, with such duties as the board of directors shall from time to time prescribe.

                  3.2 Number, Classes, Election and Term of Office. As of the date of adoption of these amended and restated by-laws, the number of directors which shall constitute the full board of directors shall be seven. Thereafter, the number of directors constituting the full board of directors shall be determined by resolution of the board of directors. Directors shall be divided into three classes, each consisting of approximately one-third of the total number of directors. The term of office of each class shall be three years and shall expire in successive years at the time of the annual meeting of stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 hereof, and each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

                  3.3 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled, for the unexpired term, by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner


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provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office, in accordance with the General Corporation Law of the State of Delaware. In the event that one or more directors resigns from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the remainder of the full term of the class of directors in which the vacancy or vacancies is or are to occur and until his successor is elected and qualified, or until his earlier death, resignation or removal.

                  3.4 Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

                  3.5 Annual Meetings. Annual meetings of the board of directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the board. At its regular annual meeting, the board of directors shall organize itself and elect the officers of the corporation for the ensuing year, and may transact any other business. Except as otherwise expressly required by law, notice of the annual meeting of the board of directors need not be given.


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                  3.6 Regular Meetings. Regular meetings of the board of
directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.

                  3.7 Special Meetings. Special meetings of the board may be called by the chairman of the board or the president on 24 hours' notice to each director, either personally or by telephone, by telecopy, by telex or by telegram, or on three days' notice, if by mail; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of a majority of the total number of directors.

                  3.8 Quorum and Vote at Meetings. At all meetings of the board, one director if a board of one director is authorized, or such greater number of directors as is not less than a majority of the total number of directors, shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the meeting of such other time and place.

                  3.9 Telephone Meetings. Members of the board of directors or any committee designated by the board may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                  3.10 Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted


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to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board of directors or committee.

                  3.11 Committees of Directors. The board of directors may by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors pursuant to Section 151(a) of the General Corporation Law of the State of Delaware [hereinafter the "GCL"], fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of


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the corporation), adopting an agreement of merger or consolidation pursuant to
Sections 251 or 252 of the GCL, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution, by-laws or certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the GCL. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless otherwise specified in the resolution of the board of directors designating the committee, at all meetings of each such committee of directors, a majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the board of directors, when required.

                  3.12 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.


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                  3.13 Resignation. A director may resign by submitting his
written resignation to the chairman of the board or president. Unless otherwise specified therein, the resignation of a director need not be accepted to make it effective and shall be effective immediately upon its receipt by the chairman of the board or the president or as otherwise specified therein. If the resignation of a director specifies that it shall be effective at some time later than receipt, until that time the resigning director shall be competent to act on all matters before the board of directors.

            4.    Notices of Meetings.

                  4.1 Notice Procedure. Whenever, whether under the provisions of any statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, such requirement shall not be construed to require the giving of personal notice. Such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same is deposited in the United States mail. Notice to directors may also be given by telecopy, telex, telegram or telephone.

                  4.2 Waivers of Notice. Whenever the giving of any notice is required by statute, the certificate of incorporation or these by-laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the


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business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice, unless so required by the certificate of incorporation, by statute or by these by-laws.

            5.    Officers.

                  5.1 Positions. The officers of the corporation shall be a president, a secretary and a treasurer, and such other officers as the board of directors may appoint, including a chairman of the board, and one or more vice presidents, assistant secretaries and assistant treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide; provided, however, that in no event shall the president and the secretary be the same person.

                  5.2 Appointment. The officers of the corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders.

                  5.3 Compensation. The compensation of all officers of the corporation shall be fixed by the board of directors.

                  5.4 Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. Any officer elected or appointed by the board of directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


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                  5.5 Fidelity Bonds. The corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

                  5.6 President. The president shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation, shall ensure that all orders and resolutions of the board of directors are carried into effect, and, unless otherwise provided by the board of directors, shall preside at all meetings of the stockholders and the board of directors. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall also be the chief executive officer of the corporation, unless the board of directors shall designate the chairman of the board as the chief executive officer.

                  5.7 Vice President. In the absence of the president or in the event of the president's inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall perform such other duties and have such other powers and titles as the board of directors may from time to time prescribe.

                  5.8 Chairman of the Board. If the directors shall appoint a chairman of the board, the chairman shall, when present, preside at all meetings of the board of directors and shall perform such other duties and have such other powers as may be vested in the chairman by the board of directors.


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                  5.9 Secretary. The secretary, or an assistant secretary, shall attend all meetings of the board of directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The secretary, or an assistant secretary, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or by the president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation, and the secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the secretary or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by such officer's signature. The secretary or an assistant secretary may also attest all instruments signed by the chairman of the board, the president or any vice president.

                  5.10 Assistant Secretary. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act or when requested by the chairman of the board or the president, perform the duties and exercise the powers of the secretary, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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                  5.11 Treasurer.

                        5.11.1 Duties. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. The treasurer shall disburse the funds of the corporation as ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president, and to the board of directors at its regular meetings, or when the board of directors so requires, an account of all transactions as treasurer and of the financial condition of the corporation.

                        5.11.2 Bond. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer's office and for the restoration to the corporation, in case of the treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the treasurer's possession or under the treasurer's control and belonging to the corporation.

                  5.12 Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of the treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.


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            6.    Capital Stock.

                  6.1 Certificates of Stock; Uncertificated Shares. The shares of the corporation shall be represented by certificates, provided that the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer and/or assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                  6.2 Lost Certificates. The board of directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or


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certificates, or such owner's legal representative, to advertise the same in such manner as the board shall require and/or to give the corporation a bond, in such sum as the board may direct, as indemnity against any claim that may be made against the corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate or uncertificated shares.

                  6.3 Transfers. The transfer of stock and certificates that represent the stock and the transfer of uncertificated shares shall be effected in accordance with the laws of the State of Delaware. Any restriction on the transfer of a security imposed by the corporation shall be noted conspicuously on the security.

                  6.4 Fixing Record Date.

                        6.4.1 Meetings. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meetings.


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                        6.4.2 Consents. In order that the corporation may
determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent to the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

                        6.4.3 Payments. In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such


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

action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                  6.5 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

            7.    Indemnification.

                  7.1 Authorization of Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the GCL, as the same exists or may hereafter be amended (but any such


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

amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorney's fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 7.2) only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred in this
Section 7.1 also shall include the right to be paid by the corporation (and such successor) the expenses (including attorney's fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition (including in the case of a director or former director expenses of separate legal counsel, up to a maximum of $50,000, but only in the event that the director or former director as the indemnified party reasonably determines, assuming an outcome unfavorable to such indemnified party, that there is a reasonable probability that such proceeding may materially and adversely affect such indemnified party, or that there may be legal defenses available to such indemnified party that are different from or in addition to those available to the corporation); provided, however, that, if and to the extent the GCL requires, the payment of such expenses (including attorney's fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 7.1 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the board of directors deems appropriate.

                  7.2 Right of Claimant to Bring Action against the Corporation. If a claim under Section 7.1 is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring an action against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 7.1 but the burden of proving such defense shall be on the corporation. The failure of the corporation (in the manner provided under the GCL) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the GCL shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. An actual determination by the corporation (in the manner provided under the GCL) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

                  7.3 Non-exclusivity. The rights to indemnification and advance payment of expenses provided by Section 7.1 shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                  7.4 Survival of Indemnification. The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 7.1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person.

                  7.5 Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the GCL.

            8.    General Provisions.

                  8.1 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation and the


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

laws of the State of Delaware, may be declared by the board of directors at any regular or special meeting. Subject to the provisions of the General Corporation Law of the State of Delaware, such dividends may be paid either out of surplus, as defined in the General Corporation Law of the State of Delaware, or in the event that there shall be no such surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions, if any, of the certificate of incorporation.

                  8.2 Execution of Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                  8.3 Fiscal Year. The fiscal year of the corporation shall begin on the first day of October and end on the last day of September each year, unless otherwise determined by resolution of the board of directors.

                  8.4 Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

            9.    Amendments.

                  These by-laws may be altered, amended or repealed and new by-laws may be adopted by the stockholders or the board of directors.

                                   *  *  *  *

                  The foregoing amended and restated by-laws were adopted in substantial part by the board of directors on October 14, 1991 and were ratified in their entirety by the board of directors on November 12, 1991. Sections 7.1 and 1.1 were further amended on December 16, 1991 and October 24-25, 1994, respectively. A Certificate of Amendment of Amended and Restated Certificate of Incorporation changing the name of the corporation to Vitas Healthcare Corporation was filed with the Secretary of State of the State of Delaware on May 13, 1992. Certain technical and corrective revisions, including a change in the registered agent of the Corporation, were approved and adopted by the board of directors on May 2, 1995.


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